UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 19, 2020, Intel Corporation (“Intel”) announced it is entering into accelerated share repurchase agreements (the “ASR Agreements”) to repurchase an aggregate of $10 billion of Intel’s common stock. These repurchases are part of Intel’s previously planned $20 billion in share repurchases (the “$20B Share Repurchase”) under its ongoing share repurchase authorization. Intel announced the $20B Share Repurchase in October 2019 and suspended share repurchases on March 24, 2020 in light of the COVID-19 pandemic, as reported in the Current Report on Form 8-K filed by Intel on March 24, 2020. Intel believes that its common stock is at the time of this announcement trading well below intrinsic valuation, and that these repurchases are prudent at this time, given the strength of the company’s balance sheet.

Pursuant to the ASR Agreements, Intel will make payments in an aggregate amount of $10 billion to the counterparty financial institutions on August 21, 2020, and expects to receive on the same day initial deliveries of approximately 166 million shares of Intel’s common stock in the aggregate from the counterparties. The final number of shares to be repurchased by Intel will be based on the volume-weighted average stock price of Intel’s common stock during the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement, under certain circumstances, one or more of the counterparties may be required to deliver additional shares of common stock to Intel, or under certain circumstances, Intel may be required to deliver shares of common stock or to make a cash payment, at its election, to one or more of the counterparties. The final settlement under the ASR Agreements is scheduled to be completed by the end of 2020.

Intel is funding the share repurchases under the ASR Agreements with existing cash resources.

Following completion of the ASR Agreements, Intel will have repurchased a total of approximately $17.6 billion in shares as part of the $20B Share Repurchase. Intel intends to complete the $2.4 billion balance of the $20B Share Repurchase and return to its historical capital return practices when markets stabilize.

A copy of the press release announcing Intel’s entry into the ASR Agreements is furnished herewith as Exhibit 99.1.

Forward Looking Statements

Statements in this report that refer to future plans and expectations, including with respect to the ASR Agreements, the settlement of such agreements, share repurchases including the $20B Share Repurchase, and capital return practices, are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to the company’s valuation and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. Such statements are based on management’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company’s expectations include, among others, the ability of a counterparty to an ASR Agreement to buy or borrow shares of Intel common stock; the market price of Intel common stock during the term of an ASR Agreement; the impact of global and regional economic and market conditions, including illiquidity and other risks of instability in the banking and financial services industry; and the factors set forth in Intel’s earnings release dated July 23, 2020, which is included as an exhibit to Intel’s Form 8-K furnished to the SEC on such date, and Intel’s SEC filings, including the company’s most recent reports on Forms 10-K and 10-Q. Copies of Intel’s Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov. Intel does not undertake, and expressly disclaims any duty, to update any statement made in this report, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this report.

Exhibit Number	Description

99.1	Press Release issued by Intel titled “Intel Initiates $10 Billion Accelerated Share Repurchase Agreements,” dated August 19, 2020

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: August 19, 2020	/s/ George S. Davis
George S. Davis Executive Vice President and Chief Financial Officer